UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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Soliciting Material Pursuant to §240.14a-12

MARINE PRODUCTS CORPORATION

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MARINE PRODUCTS CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2801 Buford Highway NE, Suite 520, Atlanta, Georgia 30329
TO THE HOLDERS OF THE COMMON STOCK:
PLEASE TAKE NOTICE that the 2017 Annual Meeting of Stockholders of Marine Products Corporation, a Delaware corporation (“Marine Products” or the “Company”), will be held at 2170 Piedmont Road, NE, Atlanta, Georgia, on Tuesday, April 25, 2017, at 12:00 Noon, or any adjournment thereof, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:
1.
To elect the three Class I nominees identified in the attached Proxy Statement to the Board of Directors;

2.
To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.
To hold a nonbinding vote on executive compensation as disclosed in these materials;

4.
To hold a nonbinding vote regarding the frequency of voting on executive compensation; and

5.
To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

The Proxy Statement dated March 21, 2017 is attached.
The Board of Directors has fixed the close of business on February 28, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is mailed in the United States.
The Proxy Statement and 2016 Annual Report are available at http://www.astproxyportal.com/ast/26232/
BY ORDER OF THE BOARD OF DIRECTORS
Linda H. Graham, Secretary
Atlanta, Georgia
March 21, 2017

PROXY STATEMENT
This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 21, 2017. The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 25, 2017, is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.
SOLICITATION OF AND POWER TO REVOKE PROXY
A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors, in favor of ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, and in favor of the nonbinding proposals to approve executive compensation and the frequency of such votes to be every three years.
A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder, by timely submitting a later dated proxy changing his vote, or by attending the meeting and voting in person. However, a beneficial stockholder who holds his shares in street name must secure a proxy from his broker before he can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.
CAPITAL STOCK
The outstanding capital stock of the Company on February 28, 2017 consisted of 34,957,356 shares of Common Stock, par value $0.10 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 28, 2017 the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.
A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome. In this case, the three nominees receiving the most votes will be elected. The affirmative vote of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, and to approve the nonbinding shareholder resolution on executive compensation. Abstentions will have the effect of a vote against the non-binding proposals on executive compensation and the proposal for the ratification of the appointment of the Company’s independent registered public accounting firm, while broker non-votes will have no effect on either proposal and will be disregarded. The affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote at the meeting is required on the proposal on whether an advisory vote on executive compensation should be held every one, two or three years, meaning that the option that receives the highest number of favorable votes will be considered to represent the non-binding preference of stockholders for the frequency of future advisory votes on executive compensation.
There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record by officers and directors of the Company, which in the aggregate represent approximately 78 percent of the outstanding shares of Common Stock, will be voted for the nominees for directors, for the ratification of the appointment of the Company’s independent registered public accounting firm, for the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and for a frequency of every three years for future advisory votes on executive compensation.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The executives named in the Summary Compensation Table, with the exception of James A. Lane Jr., deceased in March 2016, and the name and address of each stockholder (or “group” as that term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended) who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on February 28, 2017, together with the number of shares owned by each such person and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the directors and executive officers of the Company as a group (according to information received by the Company), are set out below:
Name and Address of Beneficial Owner	Amount Beneficially Owned(1)	Percent of Outstanding Shares
R. Randall Rollins Chairman of the Board 2170 Piedmont Road, NE Atlanta, Georgia	23,976,259(2)	68.6
Gary W. Rollins Vice Chairman and Chief Executive Officer, Rollins, Inc. 2170 Piedmont Road, NE Atlanta, Georgia	23,773,238(3)	68.0
Richard A. Hubbell President and Chief Executive Officer 2801 Buford Highway NE, Suite 520 Atlanta, Georgia	1,166,953(4)	3.3
Ben M. Palmer Vice President, Chief Financial Officer and Treasurer 2801 Buford Highway NE, Suite 520 Atlanta, Georgia	386,073(5)	1.1
Linda H. Graham Vice President and Secretary 2170 Piedmont Road, NE Atlanta, Georgia	374,941(6)	1.1
All Directors and Executive Officers as a group (10 persons)	27,214,544(7)	77.9

**
Less than one percent

(1)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)
Includes 98,034 shares of Company Common Stock held indirectly on account of his role in a corporate fiduciary. Also includes 109,296 shares of Company Common Stock in two charitable trusts of which he is a co-trustee and as to which he shares voting and investment power. Also includes 22,654,279 shares of Company Common Stock held by RFPS Management Company III, L.P., a Georgia limited partnership. The general partner of RFPS Management Company III, L.P., is RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc., a Georgia corporation. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Included herein are 122,000 shares of restricted stock awards for Company Common Stock. This also includes 31,497 shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest. Mr. Rollins is part of a control group holding shares of the Company that includes Mr. Gary W. Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(3)
Includes 98,034 shares of Company Common Stock held indirectly on account of his role in a corporate fiduciary. Includes 109,296 shares of Company Common Stock in two charitable trusts of which he is a co-trustee and as to which he shares voting and investment power. Also includes 22,654,279 shares of Company Common Stock held by RFPS Management Company III, L.P., a Georgia limited partnership. The general partner of RFPS Management Company III, L.P., is RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc., a Georgia corporation. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Mr. Rollins is part of a control group holding shares of the Company that includes Mr. R. Randall Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(4)
Includes 122,000 shares of restricted stock awards for Company Common Stock.

(5)
Includes 96,900 shares of restricted stock awards for Company Common Stock.

(6)
Includes 56,000 shares of restricted stock awards for Company Common Stock.

(7)
Shares held in trusts as to which more than one officer and/or director are co-trustees or entities in which there is common ownership have been included only once. Includes 396,900 shares of restricted stock awards for Company Common Stock awarded and issued to five executive officers pursuant to the Company’s Stock Incentive Plans.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, Messrs. R. Randall Rollins, Henry B. Tippie and James B. Williams will be nominated to serve as Class I directors. The nominees for election at the 2017 Annual Meeting are all now directors of the Company. The directors in each class serve for a term of three years. The director nominees will serve in their respective class until their successors are elected and qualified. Six other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s Bylaws that provide for the election of directors for staggered terms, with each director serving a term of three years. Mr. Timothy C. Rollins was recommended to the Nominating and Governance Committee as a director candidate by our Chairman, was appointed on October 25, 2016, as a Class III director by the Board of Directors to fill the seat vacated upon the death of former director Mr. James A. Lane, Jr., and will stand for election in 2019 when the Class III directors are up for re-election. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Governance Committee, to fill such vacancy.
Director Qualifications
As described in more detail below, we believe that each of our directors is well suited to serve on our Board for a variety of individual reasons and because collectively they bring a wealth of experience from diverse backgrounds that have combined to provide us with an excellent mix of experiences and viewpoints. The name and age of each of our directors and each of the nominees, his or her principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each and the percentage of outstanding shares that ownership represents, all as of the close of business on February 28, 2017 (according to information received by the Company), other board memberships and the period during which he or she has served us as a director are set forth as follows:

Names of Directors	Principal Occupation(1)	Service as Director	Age	Shares of Common Stock(2)	Percent of Outstanding Shares
Names of Director Nominees
Class I (Current Term Expires 2017, New Term Will Expire 2020)
R. Randall Rollins(3)(9)	Chairman of the Board; Chairman of the Board of RPC, Inc. (oil and gas services); Chairman of the Board of Rollins, Inc. (consumer services).	2001 to date	85	23,976,259(4)	68.6
Henry B. Tippie	Presiding Director of the Company; Chairman of the Board and Chief Executive Officer of Tippie Services, Inc. (management services); Chairman of the Board of Dover Downs Gaming & Entertainment, Inc. (operator of multi-purpose gaming and entertainment complex); Chairman of the Board of Dover Motorsports, Inc. (operator of motor racing tracks).	2001 to date	90	337,905(5)	1.0
James B. Williams	Retired Chairman of the Executive Committee, SunTrust Banks, Inc. (bank holding company).	2001 to date	83	54,000	**
Names of Directors Whose Terms Have Not Expired
Class II (Current Term Expires 2018)
Gary W. Rollins(3)	Vice Chairman and Chief Executive Officer of Rollins, Inc. (consumer services).	2001 to date	72	23,773,238(6)	68.0
Richard A. Hubbell	President and Chief Executive Officer of the Company; President and Chief Executive Officer of RPC, Inc. (oil and gas services).	2001 to date	72	1,166,953(7)	3.3
Larry L. Prince	Retired Chairman of the Board of Directors of Genuine Parts Company (automotive parts distributor).	2009 to date	78	5,000	**
Class III (Current Term Expires 2019)
Linda H. Graham	Vice President and Secretary of the Company; Vice President and Secretary of RPC, Inc. (oil and gas services).	2001 to date	80	374,941(8)	1.1
Bill J. Dismuke	Retired President of Edwards Baking Company (manufacturer of pies and pie parts).	2005 to date	80	1,500	**
Timothy C. Rollins(9)	Vice President of Rollins Investment Company (management services)	October 25, 2016 to date	54	284(10)	**

**
Less than one percent

(1)
Unless otherwise noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his or her present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: R. Randall Rollins: Dover Downs Gaming & Entertainment, Inc. and Dover Motorsports, Inc.; and Gary W. Rollins: Genuine Parts Company and Emory University. All of the directors shown in the above table are also directors of RPC, Inc. (“RPC”) and, with the exception of Mr. Hubbell and Ms. Graham, are also directors of Rollins, Inc. (“Rollins”). Larry L. Prince formerly served as a director of Genuine Parts Company. James B. Williams formerly served as a director of The Coca-Cola Company. Timothy C. Rollins is a Trustee of Emory University and of Woodruff Health Sciences Center and is a former Board Member of Emory Board of Visitors and former Board Member of Emory Department of Psychiatry Board of Visitors.

(2)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)
R. Randall Rollins and Gary W. Rollins are brothers.

(4)
See information contained in footnote (2) to the table appearing in the Capital Stock section.

(5)
Includes shares held by a wholly owned corporation that owns 405 shares.

(6)
See information contained in footnote (3) to the table appearing in the Capital Stock section.

(7)
See information contained in footnote (4) to the table appearing in the Capital Stock section.

(8)
See information contained in footnote (6) to the table appearing in the Capital Stock section.

(9)
Timothy C. Rollins is the son of R. Randall Rollins.

(10)
Represents shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest.

Key Attributes, Experience and Skills of Directors
R. Randall Rollins was elected a Director of Marine Products in 2001. Mr. Rollins has extensive knowledge of the Company’s business and industry serving over 30 years at the Company including the years that it was a subsidiary of RPC before it was spun-off in 2001. Mr. Rollins serves as Chairman of the Board of the Company. He is also Chairman of the Board of RPC, Inc. as well as Rollins, Inc. Mr. Rollins has been a Director of Dover Motorsports, Inc. since 1996 and a Director of Dover Downs Gaming & Entertainment, Inc. since 2002. Mr. Rollins served as a Director of SunTrust Banks, Inc. from 1995 to 2004.
Richard A. Hubbell was elected a Director of Marine Products in 2001. Mr. Hubbell has extensive knowledge of the Company’s business and industry serving over 30 years at the Company including the years that it was a subsidiary of RPC before it was spun-off in 2001. He has served as the Chief Executive Officer and President of the Company since 2001. Mr. Hubbell is also the President, Chief Executive Officer and a Director of RPC, Inc.
Gary W. Rollins was elected a Director of Marine Products in 2001. Mr. Rollins has extensive knowledge of the Company’s business and industry. In addition, Mr. Rollins serves as the Vice Chairman and Chief Executive Officer of Rollins, Inc. Mr. Rollins has been a Director of RPC since 1984 and as a Director of Rollins, Inc. since 1981. Mr. Rollins has been a Director of Genuine Parts Company since 2005.
Henry B. Tippie was elected a Director of Marine Products in 2001. Mr. Tippie brings extensive financial and management experience to our Board of Directors serving as controller and chief financial officer of Rollins, Inc. from 1953 to 1970. Mr. Tippie has over 66 years of experience including being involved with publicly traded companies during the past 56 years in various positions including founder, CFO, CEO, President, Vice-Chairman and Chairman of the Board. He is currently Chairman of the Board of Dover Downs Gaming & Entertainment, Inc. as well as Dover Motorsports, Inc. and is also a Director of RPC, Inc. and Rollins, Inc.
James B. Williams was elected a Director of Marine Products in 2001. Mr. Williams brings extensive financial and management experience to our Board of Directors serving over 30 years as a Director including the years that it was a subsidiary of RPC before it was spun-off in 2001. He retired in 1998 as Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company. He is a Director of RPC, Inc. and Rollins, Inc. Mr. Williams previously served as a Director of Genuine Parts Company, Georgia Pacific Corporation and The Coca-Cola Company.
Bill J. Dismuke was elected a Director of Marine Products in 2005. Mr. Dismuke brings extensive financial, management and manufacturing experience to our Board of Directors. He served as a Senior Vice President of Rollins, Inc. for five years from 1979 until 1984. He retired as President of Edwards Baking Company in 1995. Mr. Dismuke has also been a Director of Rollins, Inc. since 1984 and RPC, Inc. since 2005.
Larry L. Prince was elected a Director of Marine Products in 2009. Mr. Prince brings extensive management experience to our Board of Directors. He served as Chairman of the Board of Genuine Parts Company from 1990 until 2005 and as Chief Executive Officer from 1989 until 2004. Mr. Prince is also a Director of Rollins, Inc. and RPC, Inc. Mr. Prince previously served as a Director of SunTrust Banks, Inc., Crawford & Company, Equifax, Inc., John H. Harland Company and Genuine Parts Company.
Linda H. Graham was elected a Director of Marine Products in 2001. Ms. Graham brings extensive management experience to our Board of Directors. She has been the Vice President and Secretary of RPC, Inc. since 1987 and has served as a Director of RPC, Inc. since 2001. She has been Vice President and Secretary of Marine Products Corporation and served as a Director of Marine Products Corporation since 2001.

Timothy C. Rollins was nominated as a Director of Marine Products in October 2016. Mr. Rollins holds a B.S. degree from Boston University with a major in Business Administration. He is a Trustee of Emory University and of Woodruff Health Sciences Center and is Vice President of Rollins Investment Company. Mr. Rollins is also a former Board Member of Emory Board of Visitors and former Board Member of Emory Department of Psychiatry Board of Visitors. Mr. Rollins brings extensive financial and management experience to our Board of Directors.
Our Board of Directors recommends a vote “FOR” the nominees listed above.
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. During fiscal year 2016, Grant Thornton LLP served as the Company’s independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Although the Company is not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes that it is appropriate to do so. If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider the stockholder action in determining whether to retain Grant Thornton LLP as the Company’s independent registered public accounting firm for future fiscal years.
Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.
PROPOSAL 3: NONBINDING VOTE ON EXECUTIVE COMPENSATION
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our Board of Directors is submitting a “Say on Pay” proposal for stockholder consideration. While the vote on executive compensation is nonbinding and solely advisory in nature, our Board of Directors and the Compensation Committee value the opinion of our stockholders and will review the voting results and seek to determine the causes of any significant negative voting result to better understand issues and concerns not previously presented. Stockholders who want to communicate with the Board of Directors or management should refer to “Director Communications” on page 12 of this proxy statement for additional information.
Executive compensation is an important matter for our stockholders. The core of our executive compensation philosophy and practice continues to be pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead us successfully in a competitive environment.
Our named executive officers are identified on page 2, and the compensation of the named executive officers is described on pages 15 to 26, including the Compensation Discussion and Analysis (“CD&A”) on pages 15 to 18. The CD&A section of this proxy statement provides additional details on our executive compensation, including our compensation philosophy and objectives and the fiscal 2016 compensation of the named executive officers.
We are asking stockholders to vote on the following resolution:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and narrative disclosures).”

As indicated above, the stockholder vote on this resolution will not be binding on us or the Board of Directors, and will not be construed as overruling any decision by us or the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for us or the Board.
The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Currently, we hold stockholder advisory votes on executive compensation every three years, and the next such vote after this years’ vote is scheduled to occur in 2020.
Our Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.
PROPOSAL 4: NONBINDING VOTE REGARDING THE FREQUENCY OF
VOTING ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Act, we are also required to seek a nonbinding advisory stockholder vote regarding the frequency of submission to stockholders of a “Say on Pay” advisory vote such as Proposal 3. The Dodd-Frank Act specifies that stockholders be given the opportunity to vote on our executive compensation program either annually, every two years or every three years. Although this vote is advisory and nonbinding, our Board of Directors will review voting results and give serious consideration to the outcome of such voting.
Our Board of Directors recognizes the importance of receiving regular input from our stockholders on important issues such as our compensation programs. Our Board also believes that a well-structured compensation program should include plans that drive creation of stockholder value over the long-term, and that it should receive advisory input from our stockholders. Accordingly, as indicated below, the Board recommends that you vote in favor of a three-year advisory vote on our compensation programs. The stockholders voted in 2011 to conduct advisory votes to approve executive compensation every three years, and consistent with that vote, the next advisory vote to approve executive compensation will be held at the 2017 Annual Meeting of Stockholders. The advisory vote on the frequency of voting on executive compensation is to be held not less frequently than every six years, with the next such vote in the 2023 Annual Meeting of Stockholders.
Stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when voting in response to the resolution set forth below:
“Resolved that the option once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and narrative disclosures).”
The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, as indicated above, the stockholder vote on this resolution will not be binding on us or the Board of Directors, and will not be construed as overruling any decision by us or the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for us or the Board.
Currently, we hold stockholder advisory votes on executive compensation every three years, and the next such vote after this years’ vote is scheduled to occur in 2020.
Our Board of Directors unanimously recommends that you vote FOR the option of  “Once Every Three Years” as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS, COMMITTEES AND MEETINGS
Board Meetings
The Board of Directors met six times during the fiscal year ended December 31, 2016. No director attended fewer than 75 percent of the aggregate of all Board meetings and meetings of committees on which he or she served during 2016. Board members are encouraged to attend the Company’s Annual Stockholders Meetings and a majority of the Board members were in attendance at last year’s meeting.
The Board of Directors has an Audit Committee, a Compensation Committee, a Diversity Committee and a Nominating and Governance Committee.
Below is a summary of our committee structure and membership information.
Committee Member	Audit Committee	Compensation Committee	Diversity Committee	Nominating & Governance Committee	Executive Committee
R. Randall Rollins(1)					Member
Henry B. Tippie(2)	Chair	Chair	Chair	Chair
Larry L. Prince(2)	Member	Member	Member	Member
James B. Williams(2)	Member	Member	Member	Member
Bill J. Dismuke(2)	Member
Gary W. Rollins					Member
Richard A. Hubbell(3)					Member

(1)
Chairman of the Board of Directors

(2)
Financial Expert

(3)
President and Chief Executive Officer

Audit Committee
The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), James B. Williams, Bill J. Dismuke and Larry L. Prince, all of whom are independent, as discussed below. The Audit Committee held five meetings during the fiscal year ended December 31, 2016, including a meeting to review the Company’s Form 10-K for the year ended December 31, 2015. The Board of Directors has determined that all of the Audit Committee members are independent as that term is defined by the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). The Board of Directors has also determined that all of the Audit Committee members are “Audit Committee Financial Experts” as defined in the SEC rules. The Audit Committee meets with the Company’s independent registered public accountants, internal auditor, Chief Executive Officer and Chief Financial Officer to review the scope and results of audits and recommendations made with respect to controls over financial reporting and specific accounting and financial reporting issues. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for outside legal, accounting or other advisors as it deems necessary to carry out its duties. The Audit Committee Charter is available on the Company’s website at www.marineproductscorp.com under the Governance section.
Compensation Committee
The Compensation Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), James B. Williams, and Larry L. Prince. It held two meetings during the fiscal year ended December 31, 2016. The function of the Compensation Committee is to review the base salary and cash based incentive compensation for all of the executive officers, and to administer the compensation of James A. Lane, Jr. in accordance with the Performance-Based Compensation Agreement. The Compensation Committee also administers the Company’s Stock Incentive Plans. The Compensation Committee does not have a formal charter, and is not required to have one under the “controlled company” exemption under the NYSE rules, as described in the section titled “Director Independence and NYSE Requirements.”

Diversity Committee
The Diversity Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), James B. Williams, and Larry L. Prince. It held one meeting during the fiscal year ended December 31, 2016. The function of the Diversity Committee is to monitor compliance with applicable non-discrimination laws.
Nominating and Governance Committee
The Nominating and Governance Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), James B. Williams, and Larry L. Prince, each of whom is independent, as discussed more fully in the section titled “Director Independence and NYSE Requirements.” The Committee was formed in 2002 pursuant to a resolution passed by the Board of Directors for the following purposes:
•
to recommend to the Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

•
upon request of the Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

•
to make recommendations to the Board of Directors regarding the agenda for Annual Stockholders Meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

The Nominating and Governance Committee held two meetings during the fiscal year ended December 31, 2016. We are not required by law or by New York Stock Exchange rules to have a nominating committee since we are a controlled corporation as described below under the heading “Director Independence and NYSE Requirements.” We established the Nominating and Corporate Governance Committee to promote responsible corporate governance practices and we currently intend to maintain the Committee going forward.
Director Nominations
Under Delaware law, there are no statutory criteria or qualifications for directors. No criteria or qualifications have been prescribed by the Board at this time. The Nominating and Governance Committee does not have a charter or a formal policy with regard to the consideration of director candidates. As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Corporate Governance Committee has the discretion to factor into its decision making. This discretion would extend to how the Committee might define diversity in a particular instance – whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. The Committee acts under the guidance of the Corporate Governance Guidelines approved by the Board of Directors and posted on the Company’s website at www.marineproductscorp.com under the Governance section. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company’s Corporate Governance Guidelines, the Board of Directors will be responsible for selecting nominees for election to the Board of Directors. The Board delegates the screening process to the Nominating and Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current makeup of the Board. This determination takes into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The Company’s Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: The Secretary, Marine Products Corporation, 2170 Piedmont Road, NE, Atlanta, Georgia 30324, and received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth among other requirements specified in the Company’s Bylaws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Company’s Bylaws and stockholders are advised to carefully review those requirements to ensure that nominations comply with the Bylaws. The Committee will consider nominations from stockholders that satisfy these requirements. The Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board. To date, the Company has not received a recommendation for a director nominee from a stockholder. All of the nominees for directors being voted upon at the Annual Meeting to be held on April 25, 2017 are directors standing for re-election.
Board Leadership
The Company has had separate persons serving as its Chairman of the Board and Chief Executive Officer since its inception in 2001. Mr. Randall Rollins is our Chairman and chairs our Board meetings. Mr. Richard Hubbell is our President and Chief Executive Officer. We believe that it represents the appropriate structure for us at this time; the Chairman of the Board provides general oversight and strategic planning for the Company while the President and Chief Executive Officer focuses on optimizing operational efficiencies.
Risk Oversight by Board
Our Board’s oversight of risk has not been delegated to any Board Committee. “Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed from time to time by the full Board or by one or more of our Committees. Senior management is responsible for identifying and managing material risks that we face and provides the Board with a summary of insurance coverage annually and updates as deemed necessary. Liquidity risk and cash management are handled primarily by our finance department which regularly provides a financial report to both the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management which regularly provides various operational reports to, among others, the full Board or to the Executive Committee.
Director Independence and NYSE Requirements
Controlled Company Exemption
The Company is not required by law or NYSE listing requirements to have a Nominating or Compensation Committee composed of independent directors, nor to have a Board of Directors, the majority of which are independent. Because the Company is a “controlled corporation,” as defined by NYSE Rule 303A.00, the Company is exempt from NYSE Rules 303A.01, 303A.04 and 303A.05 and does not undertake compliance with those provisions. The Company is a “controlled corporation” because a group that includes the Company’s Chairman of the Board, R. Randall Rollins, his brother, Gary W. Rollins, who is also a director and certain companies under their control, possesses in excess of fifty percent of the Company’s voting power.
The Company’s Audit Committee is composed of four “independent” directors as defined by the Company’s Corporate Governance Guidelines, the NYSE rules, the Securities Exchange Act of 1934, SEC regulations thereunder, and the Company’s Audit Committee Charter. All of the members of the Compensation, Diversity and Nominating and Governance Committees are also independent directors. The independent directors of the Company are Henry B. Tippie, James B. Williams, Bill J. Dismuke and Larry L. Prince.
Independence Guidelines
Under NYSE listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The NYSE standards set forth a nonexclusive list of relationships which are conclusively deemed material. The Company’s Independence

Guidelines (Appendix A to the Company’s Corporate Governance Guidelines) are posted on the Company’s website at www.marineproductscorp.com under the Governance section and include categorical standards for determining independence in specific situations.
Audit Committee Charter
Under the Company’s Audit Committee Charter, in accordance with NYSE listing requirements and the Securities Exchange Act of 1934, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.
Nonmaterial Relationships
After reviewing all of the relationships between the members of the Audit Committee and the Company, the Board of Directors determined that none of the members of the Audit Committee had any relationships not included within the categorical standards set forth in the Independence Guidelines and discussed above except as follows:
1.
Mr. Tippie was employed by Rollins, Inc. from 1953 to 1970, and held several offices with that company during that time, including as Executive Vice President – Finance, Secretary, Treasurer and Chief Financial Officer. Mr. Dismuke was employed by Rollins from 1979 to 1984 and held various offices within that company including Senior Vice President. Messrs. Randall and Gary Rollins are directors and executive officers of Rollins, Inc. and are part of a group that has voting control of Rollins, Inc.

2.
Mr. Tippie is Chairman of the Board of Directors of Dover Motorsports, Inc. and Dover Downs Gaming & Entertainment, Inc. Mr. Randall Rollins is also a director of these companies.

3.
Mr. Tippie is a co-trustee of The O. Wayne Rollins Foundation and of the Rollins Children’s Trust. O. Wayne Rollins is the father of Gary and Randall Rollins. The beneficiaries of the Rollins Children’s Trust include the immediate family members of Messrs. Randall and Gary Rollins.

4.
Each of Messrs. Dismuke, Prince, Tippie and Williams also serve on the Boards of Rollins, Inc. and RPC, Inc. of which Messrs. Gary and Randall Rollins are directors, and voting control over which is held by a control group of which Messrs. Randall and Gary Rollins are a part; Mr. Randall Rollins is an executive officer of RPC, Inc.

5.
Mr. James B. Williams is the Chairman of the Board of the Woodruff Foundation, the Ichauway Foundation and the Woodruff Fund, Inc. Mr. R. Randall Rollins serves on the Woodruff Fund board.

As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All of the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members.
In accordance with the NYSE corporate governance listing standards, Mr. Henry B. Tippie was elected as the Presiding Director. The Company’s non-management directors meet at regularly scheduled executive sessions without management. Mr. Tippie presides during these executive sessions.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to formalize and promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. As mandated by the rules of the New York Stock Exchange, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled executive sessions per year without management.

At the Company’s website at www.marineproductscorp.com under the Governance section, you may access a copy of our Corporate Governance Guidelines, our Audit Committee Charter, our Code of Business Conduct and our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy. Copies are also available in print, without charge, to any stockholder who requests one by writing to: The Secretary, Marine Products Corporation, 2170 Piedmont Road, NE, Atlanta, Georgia 30324.
Code of Business Conduct
The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy applicable to the principal executive officer, principal financial officer, and directors. Both codes are available on the Company’s website at www.marineproductscorp.com under the Governance section.
Director Communications
The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Presiding Director, any of the Board Committees or the non-management directors as a group. Such communications should be addressed as follows:
Mr. Henry B. Tippie
c/o Internal Audit Department
Marine Products Corporation
2801 Buford Highway NE, Suite 520
Atlanta, Georgia 30329
The above instructions for communications with the directors are also posted on our website at www.marineproductscorp.com under the Governance section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Presiding Director or the non-management directors will be forwarded directly to the appropriate addressee(s).
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the directors named above who serve on the Company’s Compensation Committee are or have ever been an employee of the Company. There are no Compensation Committee interlocks requiring disclosure.

DIRECTOR COMPENSATION
The following table sets forth compensation of the Company’s directors for services rendered as a director for the year ended December 31, 2016. Three of the directors, Messrs. R. Randall Rollins, Richard A. Hubbell, and Ms. Linda H. Graham are employees of the Company; Mr. James A. Lane, Jr., was an employee until his death in March 2016. Their compensation is set forth in the Summary Compensation Table below under Executive Compensation. The directors listed below have never been employed by the Company or paid salaries or bonuses by the Company, have never been granted any options or other stock-based awards, and do not participate in any Company sponsored retirement plans.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Total ($)
Henry B. Tippie	128,000	––	––	128,000
James B. Williams	76,000	––	––	76,000
Bill J. Dismuke	67,500	––	––	67,500
Gary W. Rollins	55,000	––	––	55,000
Larry L. Prince	76,000	––	––	76,000
Timothy C. Rollins	10,000	––	––	10,000

(1)
Directors are eligible for grants of stock awards under the Company’s Stock Incentive Plan (“SIP”). No stock awards have been granted to the non-management directors under the SIP.

Directors that are our employees do not receive additional compensation for services rendered as a director.
Under current compensation arrangements effective since January 1, 2015, non-management directors each receive an annual retainer fee of  $40,000. In addition, the Chairman of the Audit Committee receives an annual retainer of  $20,000, the Chairman of the Compensation Committee receives an annual retainer of  $10,000, and the Chairman of each of the Nominating and Governance Committee and Diversity Committee receives an annual retainer of  $6,000. A director that chairs more than one committee receives a retainer with respect to each committee he chairs. All of the retainers are paid on a quarterly basis. Per meeting fees for non-management directors are as follows:
•
For meetings of the Board of Directors, $2,500.

•
For meetings of the Compensation Committee, $2,000.

•
For meetings of the Diversity Committee and Nominating and Governance Committee, $1,500.

•
For meetings of the Audit Committee either in person or over the telephone, $2,500.

•
In addition, the Chairman of the Audit Committee receives an additional $2,500 for preparing to conduct each quarterly Board and Board Committee meetings.

All non-management directors are also entitled to reimbursement of expenses for all services as a director, including committee participation or special assignments.
Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including the Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE
Management is responsible for the Company’s internal controls, assessing the effectiveness of these controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management.
In fulfilling its oversight responsibilities with respect to the year ended December 31, 2016, the Audit Committee:
•
Approved the terms of engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2016;

•
Reviewed with management the interim financial information included in the Forms 10-Q prior to their being filed with the SEC. In addition, the Committee reviewed all earnings releases with management and the Company’s independent registered public accounting firm prior to their release;

•
Reviewed and discussed with the Company’s management and the independent registered public accounting firm the audited consolidated financial statements of the Company as of December 31, 2016 and 2015 and for the three years ended December 31, 2016;

•
Reviewed and discussed with the Company’s management and the independent registered public accounting firm, management’s assessment whether the Company maintained effective control over financial reporting as of December 31, 2016;

•
Discussed with the independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and

•
Received from the independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Committee concerning independence, and discussed with such firm its independence from the Company.

Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2016 and 2015 and for the three years ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and for filing with the Securities and Exchange Commission.
In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.
Submitted by the Audit Committee of the Board of Directors.
Henry B. Tippie, Chairman
James B. Williams
Bill J. Dismuke
Larry L. Prince

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee
During the fiscal year ended December 31, 2016, the members of our Compensation Committee held primary responsibility for determining executive compensation levels. The Committee is composed of three of our non-management directors who do not participate in the Company’s compensation plans. The Committee determines the compensation and administers the cash based incentives for our executive officers. In addition, the Committee also administers our Stock Incentive Plans for all the employees.
The members of our Compensation Committee have extensive and varied experience with various public and private corporations – as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels. Henry B. Tippie, the Chairman of the Compensation Committee, has served on the board of directors of twelve different publicly traded companies and has been involved in setting executive compensation levels at all of these companies. Messrs. James B. Williams and Larry L. Prince have served on the board of directors of several different publicly traded companies and have similarly been involved in setting executive compensation levels at many of these companies.
The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law. The Committee has not used the services of any compensation consultants in determining or recommending the amount or form of executive compensation.
The Compensation Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee. In addition to the extensive experience and expertise of the Committee’s members and their familiarity with the Company’s performance and the performance of our executive officers, the Committee is able to draw on the experience of other directors and on various legal and accounting executives employed by the Company, and the Committee has access to readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels. The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand. The Committee solicits input from our Chairman with respect to the performance of our executive officers and their compensation levels.
The Role of Shareholder Say-on-Pay Votes
The Company provides its stockholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”) once every three years. At the Company’s annual meeting of stockholders held in April 2015, a substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. The stockholders voted to hold a say-on-pay advisory vote on executive compensation every three years, and the Board resolved to accept the stockholders’ recommendation. As a result, the advisory vote on executive compensation will be held again at the 2017 Annual Meeting of Stockholders. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for its executive officers.
General Compensation Objectives and Guidelines
The Company is engaged in a highly competitive industry. The success of the Company depends on its ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, the Company structures the executive compensation in a fashion that takes into account the Company’s overall performance and the individual performance of the executive.
The Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. The Company’s compensation policy is designed to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve Company objectives, and (iii) align the interests of our executives with the long-term interests of the Company’s stockholders. The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner. During the year, none of the executive officers made recommendations or otherwise contributed input on their own compensation. However, the Compensation Committee may from time to time solicit input from the Chairman when reviewing executive compensation.
The Company’s executive officers are also executive officers of RPC and receive compensation directly from RPC. The members of the Company’s Compensation Committee also constitute the Compensation Committee of RPC. In determining the compensation for the executive officers at the Company, the Committee considers these dual responsibilities and sources of compensation. The Company sets compensation of its executives at such levels so that the aggregate compensation received from both RPC and the Company is reasonable in light of their respective responsibilities and the performance of both companies and so that the compensation from the Company for services solely to the Company is reasonable. A discussion of the Company’s executive officers’ compensation at RPC is contained in its annual Proxy Statement filed with the SEC.
Pursuant to the Company’s compensation philosophy, the total annual compensation of its executive officers is primarily made up of base salary, cash based incentives and stock based incentive compensation. In addition, the Company provides retirement compensation plans, group welfare benefits and certain perquisites.
We believe a competitive base salary is important to attract, retain and motivate top executives. We believe a performance-based incentive cash compensation plan is valuable in recognizing and rewarding individual achievement. Finally, we believe stock based incentives make executives “think like owners” and, therefore, align their interests with those of our stockholders.
The Company does not have any formal stock ownership requirements for its executive officers but notes that its current directors and executive officers are stockholders of the Company, as is disclosed elsewhere in this Proxy Statement. The Company is mindful of the stock ownership of our directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior option or stock awards) into account when setting compensation levels. The Company provides in its insider trading policies that directors and executive officers may not sell Company securities short and may not sell puts, calls or other derivative securities tied to our Common Stock.
Our executive bonus agreements contain a provision that provides that, among other things, if any bonus amount is paid as a result of misrepresented or inaccurate performance, the Company may require repayment of some or all of the excess bonus paid, subject to applicable laws. This recoupment policy reflects the Company’s high ethical standards and strict compliance with accounting and other regulations applicable to public companies. As all incentives and awards remain within the discretion of the Compensation Committee, the Committee also retains the ability to take any restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that the Chief Executive Officer and Chief Financial Officer must disgorge bonuses and other incentive-based compensation and profits on stock sales received during the 12 months following publication of the misstated financials, if the non-compliance results from misconduct.
Base Salary
The salary of each executive officer is determined by the Compensation Committee. In making its determinations, the Committee gives consideration to the recent financial performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and compensation paid by RPC. The Committee solicits input from our Chairman with respect to the performance of our executive officers and their compensation levels. There were no changes to the officers’ base salary in 2016. During 2017, the base salaries of our executive officers were increased to the following amounts: Mr. Richard A. Hubbell: $500,000 ($150,000 increase from 2016); Mr. Ben M. Palmer: $300,000 ($125,000 increase from

2016); Mr. R. Randall Rollins: $450,000 ($150,000 increase from 2016); and Ms. Linda H. Graham: $175,000 ($80,000 increase from 2016). Mr. James A. Lane, Jr., passed away in March 2016 and therefore was not an executive officer of the Company at December 31, 2016. He was paid a base salary of  $250,000 per year, with bonuses reduced by the cumulative amount of increase in base salary effective 2009.
Cash Based Incentives
The annual cash based incentive compensation for the executive officers, is based upon broad performance objectives. The executive officers, with the exception of Mr. Lane, participate in a variety of individualized performance bonus programs designed by the Committee. These plans all have payouts subjectively based on net sales, net income, budget objectives, and other individual performance objectives. The individual performance objectives relate to each executive officer improving the contribution of his functional area of responsibility to further enhance the operating results of the Company. Bonuses are not made subject to any plan or program, written or unwritten, that is communicated in advance to the executive officers. No specific performance criteria are established in advance, and no specific ranges for bonuses are established in advance. Bonuses for a particular fiscal year are generally determined during the first quarter of the following fiscal year and paid at the discretion of the Compensation Committee. Discretionary bonuses were paid in early 2017 to our executive officers for performance during fiscal year 2016 in the following amounts: Mr. Richard A. Hubbell: $250,000; Mr. Ben M. Palmer: $150,000; Mr. R. Randall Rollins: $225,000; and Ms. Linda H. Graham: $80,000. Performance-based incentive paid to Mr. James A. Lane, Jr. is discussed below.
Mr. James A. Lane, Jr. had a performance-based compensation agreement that was approved by the stockholders under which he received an incentive bonus equal to 10 percent of pre-tax profits of Chaparral Boats, Inc. as defined, monthly, determined in accordance with generally accepted accounting principles. The plan was approved by the stockholders in 2014 to qualify for the performance-related compensation exemption from the prohibition on the Company of an income tax deduction for compensation exceeding $1,000,000. Pursuant to this plan, Mr. Lane earned $795,447 for his performance until his death in March 2016 which reflects a reduction for the previously discussed annual increase in base salary payments totaling $42,036. This incentive payment was approximately 93 percent of the total cash compensation earned by Mr. Lane in 2016.
Stock Based Incentive Plans
Our Stock Incentive Plan allows for a wide variety of stock based awards such as stock options and restricted stock awards. We last issued stock options to the executive officers in 2003 and have no current plans to issue additional stock options. We have never issued any stock appreciation rights. Partially in response to changes relative to the manner in which stock options are accounted for under generally accepted accounting principles, we have modified the structure and composition of the long-term equity based component of our executive compensation. In recent years, we have awarded time-based restricted stock in lieu of granting stock options. The terms and conditions of these awards are described in more detail below.
Awards under the Company’s Stock Incentive Plans are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past three years, we have granted time-based restricted stock to various employees, including our executive officers, in January during our regularly scheduled meetings of the Compensation Committee during which the Committee reviews executive compensation. Consistent with this practice, we granted restricted stock awards to our executive officers in January 2017, 2016 and 2015. The shares granted in each of these years are as follows:
Name	2017	2016	2015
Richard A. Hubbell	20,000	30,000	30,000
Ben M. Palmer	15,900	26,250	26,250
R. Randall Rollins	20,000	30,000	30,000
James A. Lane, Jr.	—	30,000	30,000
Linda H. Graham	9,000	15,000	15,000

When considering the grant of stock based awards, the Committee gives consideration to the overall performance and the performance of individual employees. The amount of each grant to our executive officers is influenced in part by the Committee’s subjective assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives. In evaluating individual performance for these purposes, the Committee considers the overall contributions of executive management as a group and the Committee’s subjective assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. We expect to continue annual grants of restricted stock awards although we reserve the right to modify or discontinue this or any of the other compensation practices at any time.
All of our restricted stock awards granted since 2004 have had the same features. The shares vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to disability, or retirement on or after age 65), the unvested shares will be forfeited. In the event of death or “change in control” as determined by the Board of Directors, all unvested restricted shares shall vest immediately.
Grants are made under our Stock Incentive Plan and the plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934.
Employment Agreements
There are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments, to the executive officer.
Retirement Plans
The Company maintains a defined benefit pension plan (called the Retirement Income Plan) for all our eligible employees, a non-qualified supplemental retirement plan for our executives and certain other highly compensated employees and a 401(k) Plan for the benefit of all regular full time employees. Messrs. Richard A. Hubbell, Ben M. Palmer, R. Randall Rollins and Ms. Linda H. Graham are not eligible to participate in the Company’s Retirement Income Plan and 401(k) Plan because they participate in the corresponding plans at RPC. In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002. During 2002, the Company began permitting selected highly compensated employees to defer a portion of their compensation into the Company’s non-qualified Supplemental Retirement Plan (“SRP”). The SRP is described in more detail under the caption “Nonqualified Deferred Compensation” below.
Other Compensation
Mr. Lane participated in regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage and other group benefit plans at Chaparral Boats, Inc. Messrs. Rollins, Hubbell, Palmer and Ms. Graham participate in similar employee benefit programs at RPC.
Mr. Lane was entitled to the use of a Company owned automobile. The Company paid to insure and maintain the automobile. The Company also paid all fuel expenses.
The following Compensation Committee Report shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the above “Compensation Discussion and Analysis” with management.
Based upon this review and discussion, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors.
Henry B. Tippie, Chairman
James B. Williams
Larry L. Prince
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The Company has completed a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company by all directors, officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended. In addition, the Company has a written representation from all directors, officers and greater than 10 percent stockholders from whom no Form 5 was received indicating that no Form 5 filing was required. Based solely on this review, the Company believes that filing requirements of such persons under Section 16 for the fiscal year ended December 31, 2016 have been satisfied.

EXECUTIVE COMPENSATION
Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 2016, 2015 and 2014 of those persons who with the exception of Mr, James A. Lane, Jr., were at December 31, 2016,
•
our Principal Executive Officer and Principal Financial Officer;

•
our two other executive officers; and

•
pursuant to SEC rules, Mr. Lane who was not serving as an executive officer at December 31, 2016:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard A. Hubbell President and Chief Executive Officer	2016	350,000	250,000	173,100	––	––	––	773,100
	2015	350,000	160,000	212,400	––	––	––	722,400
	2014	350,000	100,000	231,900	––	––	––	681,900
Ben M. Palmer Vice President, Chief Financial Officer and Treasurer	2016	175,000	150,000	151,460	––	––	––	476,460
	2015	175,000	80,000	185,850	––	––	––	440,850
	2014	175,000	50,000	208,688	––	––	––	433,688
R. Randall Rollins Chairman of the Board	2016	300,000	225,000	173,100	––	––	––	698,100
	2015	300,000	128,000	212,400	––	––	––	640,400
	2014	300,000	80,000	231,900	––	––	––	611,900
James A. Lane, Jr. Former Executive Vice President, and President, Chaparral Boats, Inc.	2016	62,500	––	173,100	795,447	––	3,996	1,035,043
	2015	250,000	––	212,400	2,963,326	––	28,900	3,454,626
	2014	250,000	––	208,688	1,862,405	97,515	8,880	2,427,488
Linda H. Graham Vice President and Secretary	2016	115,000	80,000	86,550	––	––	––	281,550
	2015	115,000	48,000	106,200	––	––	––	269,200
	2014	115,000	30,000	119,250	––	––	––	264,250

(1)
Bonuses are determined and paid during the first quarter of the following fiscal year at the discretion of the Compensation Committee. In addition, Mr. James A. Lane, Jr. was paid monthly in accordance with his performance-based compensation agreement with a subsidiary of the Company.

(2)
Represents the fair value of the award at the date of grant computed in accordance with ASC Topic 718. Please refer to Note 10 to our Financial Statements contained in our Form 10-K for the period ended December 31, 2016 for a discussion of the assumptions used in these computations. For this computation, we do not include an assumption for estimated forfeitures. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

(3)
The actuarial present value of Mr. Jim Lane’s accumulated benefit under the defined benefit plan decreased during 2016 by $(17,249). Change represents the impact of changes in discount rate only as no additional benefits are being accrued.

(4)
All other compensation for 2016 includes the following items for:

Mr. James A. Lane, Jr.:
Use of Company provided automobile and related vehicle costs, and the cost of club dues; $2,360 of incremental costs to the Company for personal use of the Company’s airplane (calculated based on the actual variable costs to the Company for such usage).

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Richard A. Hubbell	1/26/2016	––	––	––	30,000	173,100
Ben M. Palmer	1/26/2016	––	––	––	26,250	151,460
R. Randall Rollins	1/26/2016	––	––	––	30,000	173,100
James A. Lane, Jr.	1/26/2016	––	795,447	––
	1/26/2016				30,000	173,100
Linda H. Graham	1/26/2016	––	––	––	15,000	86,550

(1)
Amounts determined monthly in accordance with the performance-based compensation agreement between Mr. James A. Lane, Jr. and a subsidiary of the Company.

(2)
These amounts represent aggregate grant date fair value for grants of restricted shares of Common Stock awarded in fiscal year 2016 under our Stock Incentive Plan computed in accordance with ASC Topic 718. Please refer to Note 10 to our Financial Statements contained in our Form 10-K for the period ended December 31, 2016 for a discussion of assumptions used in this computation. We do not include an estimate of forfeitures as one of our assumptions. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

The table above reflects grants of restricted shares of Common Stock under the Stock Incentive Plan awarded in fiscal year 2016. All grants of restricted shares of Common Stock vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability, change in control or retirement on or after age 65), the unvested shares will be forfeited. We have not issued any stock options since 2003 to the executive officers and have no immediate plans to issue additional stock options.
The Company’s employment contracts with its Chief Executive Officer and the Company’s other executive officers are oral, at will arrangements. The Compensation Committee’s compensation decisions are based upon broad performance and other objectives. The executive officers are eligible to receive shares of Company Common Stock subject to options and restricted stock awards for Company Common Stock under the Company’s Stock Incentive Plans, in such amounts and with such terms and conditions as determined by the Compensation Committee at the time of grant. All of the executive officers are eligible to participate in the Company’s Supplemental Retirement Plan. Until his death in March 2016, Mr. Lane participated in a performance-based compensation plan and the regular benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage, vision and other group benefit plans at Chaparral Boats, Inc. Mr. Lane was also eligible to receive benefits under the Retirement Income Plan that was frozen in 2002. Messrs. Hubbell, Palmer, Rollins and Ms. Graham are eligible to receive benefits under similar employee benefit programs at RPC. For more information on these plans, see “Compensation Discussion and Analysis” at page 15, and “Benefit Plans” at page 23.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The Company does not have any outstanding option awards made in prior years to the executives named in our Summary Compensation Table. The table below sets forth the total number of restricted shares of Common Stock outstanding at December 31, 2016 that were granted in prior years to the executives, with the exception of Mr. James A. Lane, Jr., named in our Summary Compensation Table but have not yet vested, together with the market value of these unvested shares based on the $13.87 closing price of our Common Stock on December 30, 2016.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard A. Hubbell	––	––	––	––	132,000(1)	1,830,840
Ben M. Palmer	––	––	––	––	109,500(1)	1,518,770
R. Randall Rollins	––	––	––	––	132,000(1)	1,830,840
Linda H. Graham	––	––	––	––	63,000(1)	873,810

(1)
The Company has granted employees time lapse restricted shares that vest one-fifth per year beginning on the second anniversary of the grant date. Shares of restricted stock granted to the executive officers that have not vested as of December 31, 2016 are summarized in the table that follows:

Name	Number of shares	Grant date	Date fully vested
Richard A. Hubbell	8,000	1/25/2011	1/25/2017
	16,000	1/24/2012	1/24/2018
	24,000	1/22/2013	1/22/2019
	24,000	4/22/2014	4/22/2020
	30,000	1/27/2015	1/27/2021
	30,000	1/26/2016	1/26/2022
Ben M. Palmer	6,000	1/25/2011	1/25/2017
	12,000	1/24/2012	1/24/2018
	18,000	1/22/2013	1/22/2019
	21,000	1/28/2014	1/28/2020
	26,250	1/27/2015	1/27/2021
	26,250	1/26/2016	1/26/2022
R. Randall Rollins	8,000	1/25/2011	1/25/2017
	16,000	1/24/2012	1/24/2018
	24,000	1/22/2013	1/22/2019
	24,000	4/22/2014	4/22/2020
	30,000	1/27/2015	1/27/2021
	30,000	1/26/2016	1/26/2022
Linda H. Graham	3,000	1/25/2011	1/25/2017
	6,000	1/24/2012	1/24/2018
	12,000	1/22/2013	1/22/2019
	12,000	1/28/2014	1/28/2020
	15,000	1/27/2015	1/27/2021
	15,000	1/26/2016	1/26/2022

OPTION EXERCISES AND STOCK VESTED
The following table sets forth:
•
the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2016;

•
the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;

•
the number of restricted shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2016; and

•
the aggregate dollar amount realized on the vesting date for such restricted stock computed by multiplying the number of shares which vested by the market value of the shares on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard A. Hubbell	––	––	37,000	226,950
Ben M. Palmer	––	––	28,250	166,320
R. Randall Rollins	––	––	37,000	226,950
James A. Lane, Jr.	––	––	150,250(1)	1,074,240(1)
Linda H. Graham	––	––	15,400	90,820

(1)
Pursuant to the terms of the restricted stock grants, all of the outstanding unvested restricted stock awarded to Mr. James A. Lane, Jr., vested immediately upon his death in March 2016.

BENEFIT PLANS
The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Retirement Income Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Information regarding the Retirement Income Plan can be found in Note 10 to our Financial Statements contained in our Form 10-K for the period ended December 31, 2016.
Pension Benefits
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Richard A. Hubbell	Retirement Income Plan	––	––	––
Ben M. Palmer	Retirement Income Plan	––	––	––
R. Randall Rollins	Retirement Income Plan	––	––	––
James A. Lane, Jr.	Retirement Income Plan	14	527,017	34,014
Linda H. Graham	Retirement Income Plan	––	––	––

(1)
All of the executive officers with the exception of Mr. James A. Lane, Jr., are eligible to receive benefits under the RPC Retirement Income Plan and do not participate in the Company’s Retirement Income Plan. The difference in years of credited and actual service for Mr. Lane is due to the freezing of benefit accruals in 2002. See discussion below for further details.

The Company’s Retirement Income Plan, a trusteed defined benefit pension plan, provides monthly benefits upon retirement at age 65 to eligible employees. In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002. Retirement Income Plan benefits are based on the average of the employee’s compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years (“final average compensation”) immediately preceding March 31, 2002. The benefits are computed as the product of 1.5 percent of final average compensation multiplied by years of credited service (up to 30 years) reduced by an adjustment for benefits drawn from social security. Adjustments have been made for age and the IRS mandated compensation limitation. The final average compensation for Mr. James A. Lane, Jr. was $209,612.
Mr. Lane’s spouse is receiving distributions from the plan after his death pursuant to his election of survivor annuity benefit. The Plan also provides reduced early retirement benefits at age 55 or older with 15 or more years of service.
401(k) Plan
Effective July 1, 1984, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code. The Company makes matching contributions of fifty cents ($0.50) for each dollar ($1.00) of a participant’s contribution to the 401(k) Plan that does not exceed six percent of his or her annual compensation. The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant’s account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant’s vested accrued benefit is payable upon his termination of employment, retirement, total and permanent disability, or death. Also under the 401(k) Plan, a participant may withdraw his or her pre-tax contributions to the extent of certain specified instances of financial hardship and may withdraw any amount from his or her pre-tax contribution account for any reason after attaining age 59 ½. In addition, a participant may withdraw any amount from his or her rollover account for any reason. Amounts contributed by the Company to the accounts of the named executive officers under this plan are reported in the “All Other Compensation” column of the Summary Compensation Table on page 20.
NONQUALIFIED DEFERRED COMPENSATION
The SRP has been established as a non-qualified plan that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code) for the cash contributions made to certain longer serviced employees in lieu of freezing of the Retirement Income Plan benefit accruals effective in 2002; the SRP also has a compensation deferral option for eligible employees. The contributions and deferrals to the SRP are invested in funds held in a rabbi trust.
Name	Executive Contributions in last FY ($)(1)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Richard A. Hubbell	––	––	––	––	––
Ben M. Palmer	––	––	––	––	––
R. Randall Rollins	––	––	––	––	––
James A. Lane, Jr.	––	––	7,753	(1,088,809)	––
Linda H. Graham	52,750	––	25,783	––	591,102

(1)
Includes amounts related to the base salary paid in 2016 which have been deferred by the executive officer of  $28,750 that are included in the Summary Compensation Table. The remaining amount represents deferral of bonus compensation that was paid in 2016. Pursuant to the terms of the plan, Mr. Lane’s spouse was paid the outstanding balance in his account upon his death in March 2016.

The deferral option provides that participants may defer up to 50 percent of their base salary and up to 100 percent of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. All of the salary and bonus deferrals are fully vested. Accounts are credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain “Measurement Funds.” Account values are calculated as if the funds from deferrals and contributions had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant’s selection. The benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company’s other unsecured and unsubordinated indebtedness. To the extent that the Company’s obligations under the SRP exceed assets available under the trust, the Company may be required to seek additional funding sources to fund its liability under the SRP.
Generally, the SRP provides for distributions of any deferred amounts upon the earliest to occur of a participant’s death, disability, retirement or other termination of employment (a “Termination Event”). However, for any deferrals of salary and bonus (but not Company contributions), participants would be entitled to designate a distribution date which is prior to a Termination Event. The SRP allows a participant to elect to receive distributions in installments or lump-sum payments.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment except as described below. Additional payments or benefits to a terminating executive officer would be at the discretion of the Compensation Committee.
In accordance with the terms of the defined benefit plan, the executive officers are not entitled to additional benefits at death or disability. The amounts payable at retirement are described in the “Benefit Plans” section on page 23. The executive officers can choose to receive the amounts accumulated in the SRP either as a lump-sum or in installments at retirement, death or disability. Mr. James A. Lane, Jr.’s accumulated balance in the SRP of approximately $1.1 million was paid out as lump-sum after his death in March 2016. The table below reflects the incremental restricted shares that would become vested as of December 30, 2016 using the closing market price of  $13.87 per share for our Common Stock, as of that date, in the case of retirement, disability, death or change in control.
	Stock Awards
Name	Number of shares underlying unvested stock (#)	Unrealized value of unvested stock ($)
Richard A. Hubbell • Retirement	31,500	436,910
• Disability	41,582	576,740
• Death	132,000	1,830,840
• Change in control	132,000	1,830,840
Ben M. Palmer
• Retirement	—	—
• Disability	38,561	534,840
• Death	109,500	1,518,770
• Change in control	109,500	1,518,770
R. Randall Rollins
• Retirement	31,500	436,910
• Disability	41,582	576,740
• Death	132,000	1,830,840
• Change in control	132,000	1,830,840
Linda H. Graham
• Retirement	14,667	203,430
• Disability	21,891	303,630
• Death	63,000	873,810
• Change in control	63,000	873,810

Accrued Pay and Regular Retirement Benefits
The amounts shown in the table above do not include the following since they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:
•
Accrued salary and vacation pay.

•
Distributions of plan balances under the 401(k) Plan.

Pension Benefit and Deferred Compensation
The Retirement Income Plan does not provide for lump sum payments for a participant including executive officers for instances other than retirement. The Retirement Income Plan is described above. Upon termination, the executive officers will receive a distribution of the balance in their SRP account. These amounts are disclosed under the “Nonqualified Deferred Compensation” section on page 24.
Severance.   The Company does not have any severance arrangements for its executives.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Effective with the spin-off in 2001, RPC began providing certain administrative services to the Company. The service agreements between RPC and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months’ notice. The services covered by these agreements include administration of certain employee benefit programs and other administrative services. Charges from RPC (or from corporations that are subsidiaries of RPC) for such services aggregated approximately $739,000 in 2016.
RPC and Marine Products own 50 percent each of a limited liability company called 255 RC, LLC that was created for the joint purchase and ownership of a corporate aircraft. Each of RPC and Marine Products is a party to an operating lease agreement with 255 RC, LLC for a period of five years. During 2016, Marine Products recorded certain net operating costs comprised of rent and an allocable share of fixed costs of approximately $157,000 for the corporate aircraft.
A group that includes the Company’s Chairman of the Board, R. Randall Rollins, his brother, Gary W. Rollins, who is also a director and certain companies under their control, possesses in excess of fifty percent of the Company’s voting power. Please refer to the discussion above under the heading, “Corporate Governance and Board of Directors Committees and Meetings, Director Independence and NYSE Requirements, Controlled Company Exemption.” The group discussed above also controls in excess of fifty percent of RPC’s voting power.
Our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy provides that related party transactions, as defined in Regulation S-K, Item 404(a) must be reviewed, approved and/or ratified by our Nominating and Governance Committee. As set forth in our Code, our Nominating and Governance Committee has the responsibility to ensure that it only approve or ratify related party transactions that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Committee has the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. A copy of the Code is available on our website at www.marineproductscorp.com under the Governance section. All related party transactions for the fiscal year ended December 31, 2016 were reviewed, approved and/or ratified by the Nominating and Governance Committee in accordance with the Code.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Principal Auditor
Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2016 and 2015.
The Audit Committee has appointed Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Grant Thornton has served as the Company’s independent registered public accounting firm for many years and is considered by management to be well qualified. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Aggregate fees billed by the Company’s independent registered public accounting firm are set forth below:
	2016	2015
Audit fees and quarterly reviews(1)	$742,120	$713,860
Audit related fees	––	––
Tax fees	––	––
All other fees	––	––

(1)
Audit fees include fees for audit or review services in accordance with generally accepted auditing standards, such as statutory audits and services rendered for compliance with Section 404 of the Sarbanes-Oxley Act.

Pre-approval of Services
All of the services described above were pre-approved by the Company’s Audit Committee. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence. A majority of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the fiscal year ended December 31, 2016 was attributable to work performed by full-time, permanent employees of the principal accountant.
The Audit Committee is directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent registered public accounting firm and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to its Chairman with the stipulation that his decision is to be presented to the full Committee at its next scheduled meeting. The Audit Committee has no other pre-approval policies.

STOCKHOLDER PROPOSALS
Appropriate proposals of stockholders intended to be presented at the Company’s 2018 Annual Meeting of Stockholders must be received by the Company by November 21, 2017, in order to be included, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in the proxy statement and form of proxy relating to that meeting. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 25, 2018, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received. Stockholders desiring to present business at the 2018 Annual Meeting of Stockholders outside of the stockholder proposal rules of Rule 14a-8 of the Securities Exchange Act of 1934 and instead pursuant to Article Twenty-Seventh of the Company’s by-laws must prepare a written notice regarding such proposal addressed to The Secretary, Marine Products Corporation, 2170 Piedmont Road, NE, Atlanta, Georgia 30324, and deliver to or mailed and received by no later than January 25, 2018 and no earlier than December 16, 2017. Stockholders should consult the by-laws for other specific requirements related to such notice and proposed business.
With respect to stockholder nomination of directors, the Company’s by-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: The Secretary, Marine Products Corporation, 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and be received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth among other things specified in the by-laws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Company’s by-laws. Notices of nominations must be received by the Secretary of the Company no later than January 25, 2018 and no earlier than December 16, 2017 with respect to directors to be elected at the 2018 Annual Meeting of Stockholders.
EXPENSES OF SOLICITATION
Marine Products will bear the cost of soliciting proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial stockholders of record. Solicitation of proxies will be made principally by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Georgeson Shareholder Communications, Inc. to conduct a broker search and to send proxies by mail for an estimated fee of approximately $35,000 including shipping expenses.
ANNUAL REPORT
The Company’s Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, without exhibits, is being mailed to stockholders with this Proxy Statement. The Annual Report is not considered proxy-soliciting material.
FORM 10-K
Upon the written request of any record or beneficial owner of the Company’s Common Stock whose proxy was solicited in connection with the 2017 Annual Meeting of Stockholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules (but without exhibits), for its fiscal year ended December 31, 2016. Requests for a copy of such Annual Report on Form 10-K should be addressed to Ms. Linda H. Graham, Secretary, at Marine Products Corporation, 2170 Piedmont Road NE, Atlanta, Georgia 30324.

OTHER MATTERS
Our Board of Directors knows of no business other than the matters set forth herein which will be presented at the Annual Meeting. In as much as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.
BY ORDER OF THE BOARD OF DIRECTORS
Linda H. Graham, Secretary
Atlanta, Georgia
March 21, 2017

ANNUAL MEETING OF STOCKHOLDERS OF MARINE PRODUCTS CORPORATION Tuesday, April 25, 2017, 12:00 Noon PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER SHARES NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Proxy Statement and 2016 Annual Report are available at http://www.astproxyportal.com/ast/26232/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330304000000000000 5 042517THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED ON PROPOSAL 1AND "FOR" PROPOSAL 2 AND PROPOSAL 3, AND “ONCE EVERY THREE YEARS” FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect the three Class I nominees identified in the attached proxy statement to the Board of Directors; NOMINEES: 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31,2017. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) O R. RANDALL ROLLINS O HENRY B. TIPPIE O JAMES B. WILLIAMS 3. To hold a nonbinding vote to approve executive compensation; 4. To hold a nonbinding vote regarding the frequency of voting on executive compensation; and FOR AGAINST ABSTAIN 1 year 2 years 3 years ABSTAIN 5. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE INDICATED WILL BE VOTED "FOR" THE ABOVE-NAMED NOMINEES FOR DIRECTOR, "FOR THE RATIFICATION" OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, "FOR" A NONBINDING VOTE TO APPROVE EXECUTIVE COMPENSATION AND “FOR” A FREQUENCY OF "ONCE EVERY THREE YEARS" ON NONBINDING VOTE REGARDING FREQUENCY OF VOTING ON EXECUTIVE COMPENSATION. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF MARINE PRODUCTS CORPORATION Tuesday, April 25, 2017, 12:00 NoonGO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Proxy Statement and 2016 Annual Report are available at http://www.astproxyportal.com/ast/26232/Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided.20330304000000000000 5 042517THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED ON PROPOSAL 1AND "FOR" PROPOSAL 2 AND PROPOSAL 3, AND “ONCE EVERY THREE YEARS” FOR PROPOSAL 4.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x1. To elect the three Class I nominees identified in the attached proxy statement to the Board of Directors;NOMINEES:2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31,2017.FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) O R. RANDALL ROLLINS O HENRY B. TIPPIE O JAMES B. WILLIAMS3. To hold a nonbinding vote to approve executive compensation;4. To hold a nonbinding vote regarding the frequency of voting on executive compensation; and FOR AGAINST ABSTAIN1 year 2 years 3 years ABSTAIN5. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE INDICATED WILL BE VOTED "FOR" THE ABOVE-NAMED NOMINEES FOR DIRECTOR, "FOR THE RATIFICATION" OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” A NONBINDING VOTE TO APPROVE EXECUTIVE COMPENSATION AND “FOR” A FREQUENCY OF "ONCE EVERY THREE YEARS" ON NONBINDING VOTE REGARDING FREQUENCY OF VOTING ON EXECUTIVE COMPENSATION. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 MARINE PRODUCTS CORPORATION Proxy for Annual Meeting of Stockholders on Tuesday, April 25, 2017, 12:00 Noon Solicited on Behalf of the Board of Directors The undersigned hereby constitutes and appoints GARY W. ROLLINS and R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 25, 2017, at 12:00 Noon at 2170 Piedmont Road, NE, Atlanta, Georgia 30324, or any adjournment of the meeting. The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 21, 2017, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies, or either of them, to vote as stated on the reverse side. (Continued and to be signed on the reverse side.) 1.114475